LONESTAR ANNOUNCES POSITIVE PRODUCTION RESULTS
AT HORNED FROG

Fort Worth, Texas, June 24, 2019 (PRNewswire) - Lonestar Resources US Inc. (NASDAQ: LONE) (together with its subsidiaries, "Lonestar", "we", "our" or the "Company") announced additional well results in its Horned Frog area located in La Salle County, Texas.

Lonestar previously announced initial test results for its Horned Frog #4H and #5H wells which were placed onstream in April 2019. In Lonestar’s first quarter report, we disclosed that the #4H well tested at initial rates of 1,489 BOE/d while the #5H well tested at initial rates of 1,475 BOE/d. These new wells have since cleaned up after flowback and registered the following maximum rates over a 30-day period ("Max-30" rates):

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Horned Frog NW #4H - With a 9,771’ perforated interval, the #4H well produced a Max-30 rate of 764 Bbls/d of oil, 335 Bbls/d of NGL’s & 1,962 Mcf/d of natural gas, or 1,426 BOE/d on a three-stream basis. Lonestar owns a 100% working interest in the well.

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Horned Frog NW #5H - With a 9,645’ perforated interval, the #5H well produced a Max-30 rate of 770 Bbls/d of oil, 360 Bbls/d of NGL’s & 2,108 Mcf/d of natural gas, or 1,481 BOE/d on a three-stream basis. Lonestar owns a 100% working interest in the well.

Notably, our new 2019 wells have recorded 3-Stream Max-30 rates that are 3% higher on a per-foot basis than our Horned Frog #2H and #3H wells, which were placed onstream in 2018. Moreover, our 2019 wells have produced more oil and NGL’s per foot than our 2018 completions, which are immediate offsets.

Lonestar also announced initial test results for its Horned Frog F #A1H and F #B1H today. Their average test rates of approximately 2,500 BOE/d are records for the Company and highly encouraging in many respects:

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Horned Frog F #A1H - was drilled to a total depth of 22,534 feet and completed in a 12,461’ interval over 42 stages at a proppant concentration of 2,312 pounds per foot. The F #A1H recorded a test rate of 555 Bbls/d of oil, 654 Bbls/day of NGL’s & 7,066 Mcf/d of natural gas, or 2,387 BOE/d on a three-stream basis. Lonestar owns a 100% working interest in the well.

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Horned Frog F #B1H - was drilled to a total depth of 22,391 feet and completed in a 12,170’ interval over 41 stages at a proppant concentration of 2,338 pounds per foot. The F #B1H recorded a test rate of 629 Bbls/d oil, 706 Bbls/d of NGL’s & 7,629 Mcf/d of natural gas, or 2,607 BOE/d on a three-stream basis. Lonestar owns a 100% working interest in the well.

Notably, our new 2019 Horned Frog wells have recorded oil production rates that are 26% higher on a per-foot basis than the two wells we brought onstream in 2018, the Horned Frog #G1H and #H1H. Additionally, the test rates on our 2019 wells have exceeded the outstanding production-per-foot results generated by our 2018 completions by 7%, logging rates of 203 Boe/d per 1,000 ft. Lastly, our new wells were not booked as Proved reserves in our reserve report for the year ended December 31, 2018.

Lonestar’s Chief Executive Officer, Frank D. Bracken, III, commented, "Our four new 2019 Horned Frog wells have been outstanding performers thus far, and continue a streak of highly productive Eagle Ford Shale wells in our 2019 capital program, which is currently generating a new production record for the Company each month. Our 2019 program is expected to generate outstanding returns for our shareholders and yield significant increases in production and EBITDAX while establishing cash flow self-sufficiency."

About Lonestar
Lonestar is an independent oil and natural gas company, focused on the development, production and acquisition of unconventional oil, natural gas liquids and natural gas properties in the Eagle Ford Shale in Texas.

Cautionary Note Regarding Forward Looking Statements
Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as "possible," "if," "will," "expect" and "assuming" and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Company may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC") on March 13, 2019 and subsequently filed quarterly reports on Form 10-Q. Any forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Company becomes aware, after the date hereof, unless required by law.